Exhibit 32.1
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of US Foods Holding Corp. (the “Company”) on Form 10-Q for the quarterly period ended March 28, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pietro Satriano, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 5, 2020

/s/ PIETRO SATRIANO
Pietro Satriano
Chairman and Chief Executive Officer